UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 1, 2007
United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Glenlake Parkway, N.E.
Atlanta, Georgia	30328

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 828-6000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
On March 1, 2007, the Compensation Committee of the Board of Directors of United Parcel Service, Inc. (the “Company”) approved the award of restricted stock units (“RSUs”) to be granted as UPS 2007 Long-Term Incentive Performance Awards (“2007 LTIP”), and the related performance and earnings criteria for 2007. Under the 2007 LTIP, RSUs representing shares of class A common stock are awarded to executive officers, officers and certain other eligible managers pursuant to a RSU award agreement. Target RSU award grants range in size from 50% to 250% of annual salary. The 2007 LTIP is authorized under the UPS Incentive Compensation Plan that has previously been approved by the Company’s shareowners and filed with the SEC.
Of the total target award, 90% of the target award will be divided into three substantially equal tranches, one for each calendar year in the three-year award cycle from 2007 to 2009. The specific performance measures and targets for each such tranche will be determined by the Committee either before or within the first quarter of the calendar year in which the performance is measured. The number of RSUs earned each year will be the target number adjusted for the percentage achievement of performance criteria targets for the year based on a matrix developed by the Committee that will provide for 100% payment of the target RSUs for the tranche upon 100% achievement of the performance criteria targets for the year. The matrix also may provide for payment of a percentage less than or more than 100% of target RSUs for the tranche based on achievement of performance criteria targets (as determined by the Committee) at a percentage less than or more than 100%. The performance criteria approved by the Committee for 2007 include consolidated operating return on invested capital and growth in consolidated revenue. The performance criteria will be determined by the Committee in its discretion. The Committee will retain the discretion to adjust the Company’s results during the award cycle to exclude the effects of certain transactions and accounting changes for purposes of determining achievement of the performance criteria. The award, if earned, will vest on January 31, 2010, provided the participant is employed as of the vesting date. Special vesting rules apply to terminations by reason of death, disability or retirement.
Of the total target award, 10% of the target award will be based upon the Company’s achievement of adjusted earnings per share for the three-year award cycle compared to a target designated by the Committee at the start of the award cycle. The Committee will retain the discretion to adjust the Company’s results during the award cycle to exclude the effects of certain transactions and accounting changes for purposes of determining achievement of this earnings target. If the target is met (as determined by the Committee) the award will vest on January 31, 2010, provided the participant is employed as of the vesting date.
A participant’s earned RSU account will be adjusted quarterly for dividends paid on UPS class A common stock. The RSU awards that vest will be paid in the form of UPS class A shares on March 12, 2010 (or earlier in the event of death).
The form of Restricted Stock Unit Award Agreement for the 2007 LTIP is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

10.1	Form of Restricted Stock Unit Award Agreement for the 2007 Long-Term Incentive Performance (LTIP) Awards

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.

Date: March 7, 2007	By:	/s/ D. Scott Davis Name: D. Scott Davis
Title: Vice Chairman and
Chief Financial Officer

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